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                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]







                               December 17, 1999




                                                                   C 66241-00029
NRG Energy, Inc.
1221 Nicollet Mall, Suite 700
Minneapolis, Minnesota 55403

                  Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to NRG Energy, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement to which this opinion is an Exhibit (the "Registration Statement"), of $500 million of the Company's debt securities (the "Debt Securities").

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based on the foregoing and in reliance thereon, and subject to completion of the corporate action necessary to approve each specific offering of debt securities contemplated by the Registration Statement, the effectiveness of the Registration Statement and the due execution and delivery of the Indenture(s) pursuant to which the Debt Securities will be issued (together, the "Indenture") in materially the form filed as an Exhibit to the Registration Statement, and the qualifications and limitations set forth below, we are of the opinion that:
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NRG Energy, Inc.
December 17, 1999
Page 2

               (a) the Debt Securities will be, upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement, the Prospectus Supplement describing the terms of the Debt Securities as issued, and in the Indenture, validly issued, fully paid and nonassessable; and

               (b) the Debt Securities so issued will be binding obligations of the Company.

         Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Debt Securities and the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

         The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, New York and federal law.

         This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

         You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Debt Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable Indenture and Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities, Indenture and Prospectus Supplement.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.
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NRG Energy, Inc.
December 17, 1999
Page 3
                                                     Very truly yours,



                                                     GIBSON, DUNN & CRUTCHER LLP

RMR/SMB/SMD